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                                                                   EXHIBIT 99(d)


                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


         We hereby consent to the use of our opinion letter dated July 5, 2000 to the Boards of Directors of Carolina Power & Light Company and CP&L Energy, Inc. included as Annex C to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed share exchange between CP&L Energy, Inc. and Florida Progress Corporation, and to the references to such opinion in such joint proxy statement/prospectus under the caption "THE SHARE EXCHANGE--Opinion of Financial Advisor to Carolina Power & Light and CP&L Energy, Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED



                                 By: /s/ Thomas L. Gerlacher
                                     ------------------------------------------
                                     Name: Thomas L. Gerlacher
                                     Title: Vice President-Investment Banking


New York, New York
July 5, 2000